Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

CERo Therapeutics Holdings, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	729,596,950	$0.08	$58,367,756.00	0.0001381	$8,060.59

Total Offering Amounts:							$58,367,756.00		8,060.59
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$8,060.59

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-1 shall also cover such indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of CERo Therapeutics Holdings, Inc. (the “Company”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

Includes 729,596,950 shares of Common Stock that the Company may elect, in its sole discretion, to issue and sell to Keystone Capital Partners, LLC (“Keystone”), from time to time from and after the Keystone Commencement Date (as defined in the Keystone Purchase Agreements (as defined below)) pursuant to a Common Stock Purchase Agreement, dated as of November 26, 2025, by and between the Company and Keystone (the “New Keystone Purchase Agreement”). We have separately registered (i) 12,500,000 shares of Common Stock that have been issued to Keystone pursuant to a Common Stock Purchase Agreement, dated as of July 11, 2025, by and between the Company and Keystone (the “July 2025 Keystone Purchase Agreement”), (ii) 100,581 shares of Common Stock that have been issued to Keystone pursuant to a Common Stock Purchase Agreement, dated as of November 8, 2024, by and between the Company and Keystone (the “November 2024 Keystone Purchase Agreement”), and (iii) 11,689 shares of Common Stock that have been issued to Keystone pursuant to a Common Stock Purchase Agreement, dated as of February 14, 2024, by and between the Company and Keystone (the “February 2024 Keystone Purchase Agreement,” together with the New Keystone Purchase Agreement, the July 2025 Keystone Purchase Agreement, and the November 2024 Keystone Purchase Agreement, the “Keystone Purchase Agreements”), as consideration for it establishing an equity line of credit.

Estimated solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the shares of Common Stock on the OTCQB as of December 2, 2025, which date is within five (5) business days prior to the filing of this Registration Statement on Form S-1. This calculation is in accordance with Rule 457(c) of the Securities Act.